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                                                                   EXHIBIT 10.12

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

            THIS AMENDMENT NO. 1 (the "AMENDMENT"), dated as of March 5, 2003, is made by and between INTERLEUKIN GENETICS, INC., a Delaware corporation ("EMPLOYER"), and PAUL MARTHA, M.D., an individual ("EMPLOYEE"). Employer and Employee are parties to an Employment Agreement, dated November 20, 2000 (the "EMPLOYMENT AGREEMENT"). Terms not otherwise defined in this Amendment shall have the meanings given to them in the Employment Agreement.

            The parties agree as follows:

      1. This Amendment shall be effective upon the "Closing," as defined in the Stock Purchase Agreement, dated as of the date of this Amendment, between Employer and Pyxis Innovations Inc., a Delaware corporation.

      2. In Section 1 of the Employment Agreement, the Term is extended to continue until three (3) years following the date of the Closing.

      3. In addition to any bonuses that may be received under Section 4 of the Employment Agreement, Employee shall receive a bonus of $50,000 to be paid in the following manner, provided that Employee is still employed by Employer at the time of each payment:

            a) $25,000 on the six (6) month anniversary of the date of the Closing;

            b) $25,000 on the twelve (12) month anniversary of the date of the Closing.

      4. In Section 5(b) of the Employment Agreement, Employer will pay $2,720 to Employee each year on the anniversary date of this Amendment as reimbursement for life insurance premiums. Employee shall also receive from Employer a monthly automobile allowance of $600.

      5. Section 6(f) is added to the Employment Agreement

            Upon the expiration of the term of this Agreement, Employee shall be entitled to receive from Employer all of the compensation and benefits provided for in Section 6(e). In addition, if Employee's employment terminates pursuant to Section 6(b)(ii) or 6(e) or if Employee's employment terminates as a result of the expiration of the term of this Agreement, then the period during which Employee may exercise all stock options granted to him by the Company shall be extended until two years after the date Employee is terminated.

      6. Section 7(e) is amended by deleting the words "the earlier of occur of
(A) the expiration of the remaining portion of the term or (B)" in the seventh and eighth lines thereof.

      7. Except as amended, hereby, all of the terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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            This Amendment No. 1 to the Employment Agreement has been executed and delivered by the parties hereto as of the date first above written.

INTERLEUKIN GENETICS, INC.


By   /s/ Philip R. Reilly                               /s/ Paul Martha
    -------------------------------------        -------------------------------
     Philip R. Reilly, M.D.; J.D.                       PAUL MARTHA, M.D.
     Its Chief Executive Officer


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